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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): August 7, 1997


                            TITAN HOLDINGS, INC.
           (Exact Name of Registrant as Specified in its Charter)



                                   Texas
               (State or Other Jurisdiction of Incorporation)


                                  0-22000
                          (Commission File Number)

                                 74-2289827
                    (I.R.S. Employer Identification No.)


     2700 N.E. Loop 410, Suite 500, San Antonio, Texas          78217
         (Address of Principal Executive Offices)             (Zip Code)


                               (210) 527-2700
            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)











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Item 5.  Other Events.

         On August 8, 1997, Titan Holdings, Inc. (the "Company") issued a press release announcing that it had entered into a definitive agreement and plan of merger (the "Merger Agreement") with USF&G Corporation, pursuant to which the Company would be merged into United States Fidelity and Guaranty Company, a wholly owned subsidiary of USF&G Corporation. Mark
E. Watson, Jr., the Company's Chairman, President and Chief Executive Officer, in his capacity as a shareholder of the Company executed a voting and support agreement (the "Voting and Support Agreement") in which he agreed to vote all shares owned or controlled by him in favor of the merger. The Merger Agreement, the Voting and Support Agreement and a copy of the press release are attached hereto as Exhibits 2.1, 2.2 and 99.1, respectively.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

         (c)  Exhibits.

Exhibit No.       Document Description
-----------       --------------------

2.1 Agreement and Plan of Merger, dated as of August 7, 1997, by and among the Company, USF&G Corporation and United States Fidelity and Guaranty Company.

2.2 Voting and Support Agreement, dated August 7, 1997, between Mark E. Watson, Jr. and USF&G Corporation

99.1 Press Release dated August 8, 1997 issued by the Company.



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                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TITAN HOLDINGS, INC.



Dated: August 14, 1997                     By:  /s/ Mark E. Watson, III
                                            -----------------------------
                                                Mark E. Watson, III
                                                Executive Vice President,
                                                General Counsel and Secretary




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                           INDEX TO EXHIBITS



         Number            Description

         2.1 Agreement and Plan of Merger, dated as of August 7, 1997, by and among Titan Holdings, Inc.,
                           USF&G Corporation and United States Fidelity and Guaranty Company.

         2.2 Voting and Support Agreement, dated August 7, 1997, between Mark E. Watson, Jr. and USF&G Corporation.

         99.1              Press Release dated August 8, 1997 issued by the
                           Company.